EXHIBIT 10.7

                              ACQUISITION AGREEMENT

         THIS PURCHASE AGREEMENT, made and entered into this 1st day of July 2005, to be effective as of Closing, as subsequently defined, by and between BRONCO HAZELTON CO., an Indiana corporation (the "ACQUIRING CORPORATION") and WHITE RIVER COAL, INC., an Indiana corporation ("WRC"); Blankenberger Brothers Holdings, LLC, Hoosier King Coal Company, members of HAZLETON MINING, LLC, an Indiana limited liability company ("HML"); Blankenberger Brothers Holdings, LLC and Black Rush Mining, LLC, members of HAZLETON WASH PLANT, LLC, an Indiana limited liability company ("HWP") (Collectively White River Coal, Inc., Hazleton Mining, LLC and Hazleton Wash Plant, LLC are referred to as "Target".)

                                   WITNESSETH:

         WHEREAS, Acquiring Corporation is a wholly owned subsidiary of Bronco Energy Fund, Inc., currently a Reporting Company under the Securities Exchange Act of 1934 (the "1934 Act"), and Acquiring Corporation intends to acquire Target and its business via the purchase of 100% of the ownership interests of WRC, HML, and HWP;

         WHEREAS, the board of directors of Acquiring Corporation, and the manager(s) of Target (deeming it advisable for the benefit of Acquiring Corporation and its stockholders that the Target ownership interests be acquired by Acquiring Corporation - the "ACQUISITION") have approved this Agreement, and Target shall forthwith submit the Acquisition Agreement for approval by its members and shareholders;

         NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual covenants and conditions set forth herein, and such other and
further  consideration,   the  receipt  and  sufficiency  of  which  are  hereby
acknowledged,  THE PARTIES HEREBY ADOPT THE  ACQUISITION  AGREEMENT AND AGREE AS
FOLLOWS:

ARTICLE I

                                   ACQUISITION

1.01. CONTINUANCE OF CORPORATIONS. Target shall be acquired by, and become a wholly-owned subsidiary of, Acquiring Corporation. The Acquisition shall become effective upon closing as defined by Paragraph 8 below.

1.02. TERMS OF THE ACQUISITION. Upon the execution and delivery of this Agreement and the effectiveness of the Acquisition, all stockholder and membership interests then issued and outstanding of Target, by virtue of the Acquisition and without any action on the part of the holder(s) thereof other than their signature affixed to this agreement, shall no longer be outstanding and shall be canceled and retired and cease to exist, other than a single ownership interest of Target, which shall be owned by Acquiring Corporation, and all other Target interests shall be converted into the right to receive, upon surrender of the certificate representing such interest, the consideration set forth under Paragraph 1.03 hereof.

1.03. PAYMENT FOR INTEREST(S). In consideration for the Acquisition, Acquiring Corporation shall pay the total amount of Twenty-Five Million US Dollars
($25,000,000.00) (Six Million US Dollars ($6,000,000.00) for HWP and Nineteen Million US Dollars ($19,000,000.00) for HML and WRC) as follows:

         $250,000.00 (two hundred and fifty thousand dollars) cash earnest money deposit, upon mutual execution of this Agreement paid by wire transfer to escrow account no. at First American Bank, First American Bank named as sole escrow agent; $24,750,000.00 (Twenty-four million seven hundred fifty thousand dollars) cash at Closing paid by wire transfer to First American Bank account no. .

1.03A. ROYALTY. In further consideration for the Acquisition, Acquiring Corporation shall grant HML's Members a 5% Overriding Royalty Interest (divided according to their ownership interest in HML) in the ongoing production of the coal mined from the properties leased and/or controlled by Target at the time of closing. "Overriding Royalty Interest" shall means the royalty interest calculated on the Gross Sales Price of Ore that is mined, removed and sold from the subject lands less taxes, including ad valorem tax, Black Lung fees and abandoned mine land ("AML") fees, the reasonable and actual costs incurred by the Grantor for washing, processing and handling the Ore and less any transportation charges (including freight, insurance, transaction taxes, import and export duties, levies, handling, port, demurrage, delay stowage and forward expenses incurred by reason of or in the course of such transportation) in the event the sales price is not based on delivery at the subject Hazelton Coal Mine. The overriding royalty interest shall be executed in the form as Appendix A attached hereto.

1.03B. ROYALTY BUYOUT. Within 180 days after Closing, either Acquiring Corporation or Target Members may elect a buyout of the Overriding Royalty Interest from Target Members for a price of Five Million US Dollars ($5,000,000.00) (the "Purchase Price"). In the event of such an election, Acquiring Corporation shall execute a promissory note in favor of HML's Members in the sum of Five Million and No/100 ($5,000,000.00) Dollars (the "Purchase Note") representing the Purchase Price of the Overriding Royalty Interest. The Purchase Note shall bear interest at eight per cent (8%) per annum compounded monthly from the date of Closing and continuing for the life of the Purchase Note. The Purchase Note plus all compounded interest shall be payable on the second anniversary date of the Closing. The Acquiring Corporation shall furnish HML's Members a security interest in all real property leases owned and/or controlled by Target at the time of Closing, a security interest in the Columbia mine property, in Carbon County, Utah as described in Appendix B attached hereto, and a security interest in the coal that is mined from those properties. The security interest in the real property leases owned and/or controlled by the Target at the time of the Closing, in the Columbia mine, and in the coal shall be third position security interests, the prior two security documents for each interest attached hereto as Appendix C. Any and all overriding royalty payments made by Acquiring Corporation to HML's Members shall reduce the amount of any Purchase Note and interest due hereunder. If the Royalty Buyout election is made, the Purchase Note shall be executed in the form as Appendix D attached hereto.

1.04. CERTAIN EFFECTS OF THE ACQUISITION. Upon effectiveness of the Acquisition, the Target shall be acquired in whole and become a subsidiary of Acquiring Corporation, and shall continue its own company existence with a single ownership interest of Target being owned by the Acquiring Corporation.

1.05. DEBT AND LIABILITIES. Target's Members agree to pay First American Bank Debts listed below whose value at Closing is estimated to be approximately $14.6 million ("Bank Debts"). The estimated Bank Debts value including approximately $439,517.86 of additional debt on the Blankenberger Brother Holdings' and Black Rush Mining's notes for payment of HWP construction costs as detailed in Paragraph 1.08.

 Bank Debt                                          Amount- (as of May 31, 2005)
Note Payable by Blankenberger Brothers Holdings, LLC $1,835,482.14
Note Payable by Black Rush Mining, LLC                        $1,835,482.14
Notes Payable by Hazleton Mining Co.                          $8,064,169.48
Note Payable by John Brandt                                   $1,872,424.76

All other debt, liabilities including but not limited to known and unknown contingent liabilities, unasserted claims, accrued and unaccrued coal taxes, payroll taxes, wages, benefits and unemployment obligations shall remain with Target Corporation except for those HML debts described as follows:

Description                                                      Amount
-----------                                                      ------
Note Payable - Blankenberger Brothers Holdings, L.L.C.           2,316,748.72
Note Payable (1) - Hoosier King Coal Company                     2,316,748.72
Note Payable (2) - Hoosier King Coal Company                     600,000.00
Note Payable -BB Mining, Inc.                                    600,000.00

Accrued Interest                                $524,287.61 (as of May 31, 2005)
                                                --------------------------------
                              Total             $6,357,785.05
                                                =============


1.06 RELEASE OF TARGET MEMBERS FROM LENDER OBLIGATIONS. The parties to this Agreement expressly agree that as a condition of the Closing of this Agreement, Target's lenders whose Bank Debts are paid by Target's Members release all of Target's pre-acquisition members and stockholders (including any affiliated organization, member, or stockholder) from any and all guarantees related to such Bank Debts within 7 business days of Closing. The lenders release shall also include a discharge from all obligations affiliated with such Bank Debts, including but not limited to guarantees, securities, collateral assignments and subornation agreements.

1.07 RELATED COMPANY DEBT. Acquiring Company acknowledges that for a fee and in the ordinary course of business companies related to Target have performed or have had third parties perform certain services for or upon behalf of Target, including but not limited to administration, financing, payment of invoices, forwarding of payment for accounts receivable, shipping, handling, billing and other services ("Services"). Target's liabilities related to these Services are recorded on the Target Balance Sheets. These Services will continue in the ordinary course of business until the date of Closing and such liabilities will be recorded on the Target Balance Sheets and/or invoiced to Acquiring Corporation as they become available. Additionally, these Services may continue after Closing to complete orders, transactions and/or shipments made on or before the day of Closing.

Therefore, Acquiring Corporation agrees to pay, reimburse and/or fulfill the related companies for all invoices, debts, liabilities, and obligations related to the Services performed in the ordinary course of business for or on behalf of Target on or after Closing. Details of the payment for Services to Lafayette Coal are contained in the Lafayette Payment for Services Agreement attached hereto as Appendix E

1.08 HWP CONSTRUCTION COSTS AND INVOICES. Blankenberger Brothers Holdings, LLC and Black Rush Mining, LLC, members of HWP, agree to pay the contracted construction costs of the HWP wash plant as invoiced by the Daniels Company within 15 days of Closing up to a total combined dollar amount of $4,550,00.00. As of May 31, 2005 the two member companies have paid a combined total of approximately $3,670964.28.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                                     TARGET

         Target,  Target's  manager(s),  members,  directors,  and stockholders,
unanimously,   jointly  and  severally,   represent  and  warrant  to  Acquiring
Corporation, without reservation, as of the date hereof and Closing as follows:

2.01. CORPORATE ORGANIZATION. Target consists of one corporation and two limited liability companies all duly organized, validly existing and in good standing under the laws of Indiana. Target has all corporate power and authority to carry on its business as now being conducted and to own, lease or operate its properties and assets; is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing. Schedules to be initialed and delivered by WRC, HML and HWP to Acquiring Corporation at Closing as Appendixes F, G AND H ("WRC DISCLOSURE SCHEDULE," "HML DISCLOSURE SCHEDULE" and "HWP DISCLOSURE SCHEDULE")(collectively the "TARGET DISCLOSURE SCHEDULES") list in Paragraph 2.01 thereof all jurisdictions in which Target is qualified or licensed to do business, and has true, correct and complete copies of the articles of incorporation, bylaws, articles of organization, operating agreements of Target as presently in effect attached, as well as a Certificates of Good Standing from its jurisdiction of incorporation and organization and all jurisdictions where Target is qualified to do business.

2.02. CAPITALIZATION. The authorized membership interests of Target consist of those interests listed in Target Disclosure Schedules Paragraph 2.02. All of the issued and outstanding interests of Target have been duly authorized, validly issued and fully paid for and are non-assessable with no personal liability attaching thereto, except as disclosed. There are no other interests or securities of Target outstanding, except as set forth above in the Target Disclosure Schedules Paragraph 2.02; there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any interests in or of Target and there are no contracts, commitments, understandings, arrangements or restrictions by which Target was bound to issue any additional interests.

2.03. SUBSIDIARIES AND AFFILIATES. Target does not own, directly or indirectly, an equity interest in any other corporation, partnership or other entity.

2.04. AUTHORIZATION. Target has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The stockholders and members of Target have taken all action required by law, its bylaws, its operating agreements and otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and no other corporate action is necessary; other than stockholder and membership approval. This Agreement is a valid and binding obligation of Target, enforceable in accordance with its terms, except to the extent that: (i) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, and (ii) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies (such as specific performance, injunctive relief, waiver or other equitable remedies) is subject to the discretion of court.

2.05. NO VIOLATION. Except as disclosed in the Target Disclosure Schedules, either the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) violate any provision of the bylaws or operating agreements of Target, (b) subject to the assumption by Acquiring Corporation of Target's Assumed Debt and subject to bank approval, violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of any debt, obligation, contract, commitment or other agreement to which Target is a party, (c) subject to the assumption by Acquiring Corporation of Target's Assumed Debt result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance or charge of any kind upon any property or assets of Target under any debt, obligation, contract, agreement or commitment to which Target is a party or by which Target is bound, or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

2.06. CONSENTS AND APPROVALS OF GOVERNMENT AUTHORIZATIONS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of the Agreement by Target and the consummation of the transactions contemplated thereby.

2.07. LITIGATION. There are no known no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving Target, or which questions or challenges the validity of this Agreement, or any action to be taken by Target pursuant to this Agreement or in connection with the transactions contemplated hereby, and Target does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. Target is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

2.08. FINANCIAL STATEMENTS. Target has delivered Acquiring Corporation under Paragraph 2.08 of the Target Disclosure Schedules consolidated Balance Sheets of Target as of May 31, 2005 (the "TARGET BALANCE SHEETS") and consolidated statements of income, changes in members' equity and changes in financial position for the year then ended. All of such financial statements are in accordance with the books and records of Target as of that date certain. The consolidated Target Balance Sheets and the notes thereto are complete and fairly present the consolidated assets, liabilities and financial condition of Target as of the respective dates thereof, and the consolidated statements of income, changes in members' equity and changes in financial position and the notes thereto are complete and fairly present the results of the operations for the periods therein referred to, all in accordance with generally accepted accounting principles consistently followed throughout the periods involved.

2.09. NO UNDISCLOSED LIABILITIES OR OBLIGATIONS. Target has no known obligations or liabilities of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due, herein "liabilities") except (i) liabilities which are fully reflected or reserved against the Target Balance Sheets, which reserves are appropriate and reasonable, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Target Balance Sheets; and (iii) as otherwise set forth in the Target Disclosure Schedules.

2.10. ABSENCE OF CERTAIN CHANGES. Since the date of the Target Balance Sheets, and except as required and/or disclosed by the terms of the Agreement or Disclosure Schedules, the Target has not:

         (A) Suffered any material or adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects;

         (B) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of the properties, assets or businesses of Target (whether or not covered by insurance);

         (C) Borrowed or agreed to borrow any funds or incurred, or assumed or became subject to, whether directly or by way of guarantee of otherwise, any obligation or liability except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

         (D)  Paid,   discharged  or  satisfied  any  claims,   liabilities   or
         obligations other than payments, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Target Balance Sheets or incurred in the ordinary course of business and consistent with past practice since the date of the Target Balance Sheets;

         (E) Subject to the assumption by Acquiring Corporation of Target's Assumed Debt, permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except those of a kind permitted under Paragraph
         2.11 hereof;

         (F) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which is material;

         (G) Canceled any debts or waived any claims or rights of substantial value, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice, none of which is material;

         (H) Licensed or disposed of or permitted to lapse any rights to the use of any patent, trademark trade name, technology, process, or other intangible asset, copyright, or disposed of or disclosed to any person any trade secret, formula, technology, process or know-how.

         (I) Granted or promised any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except for normal periodic increases made pursuant to Target's established compensation policies applied on a basis consistent with that of the prior two years;

         (J) Except for the ongoing construction of the wash plant, made any capital expenditure or commitment in excess of $450,000.00 individually or in excess of $450,000.00 in the aggregate for additions to property, plant or equipment;

         (K) Declared, paid or set aside for payment any dividend or other distribution in respect of its member interests or, directly or indirectly, redeemed, purchased or otherwise acquired any member interests or other securities or agreed to take such action;

         (L) Made any change in any method of accounting or accounting practice;

         (M) Paid, loaned or advanced any amounts to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any of its managers or directors or any affiliate or associate of any of its managers or directors, except for directors' fees, compensation to managers at rates not exceeding the rates of compensation paid during the fiscal quarter ended March 31, 2005;

         (N) Entered into any other transaction, contract or commitment other than in the ordinary course of business;

         (O) Been subject to any other event or condition of any character that has or might reasonably have a material and adverse effect upon the financial condition, business, assets or properties of Target; or

         (P) Failed to keep in good standing and in full force and effect all insurance policies and coverages in such commercially reasonable amounts as are necessary in order to properly operate the business of Target as presently operated;

         (Q) Failed to keep the business records of Target in good order;

         (R) Agreed, whether in writing or otherwise, to take any action described in this Paragraph.

2.11. TITLE TO PROPERTIES; ENCUMBRANCES. Target has good and marketable title to, or a valid leasehold interest in, all properties, assets, and leasehold estates (real, personal and mixed, tangible or intangible), including, without limitation, all of the properties and assets reflected in the Target Balance Sheets, and all the properties and assets purchased or otherwise acquired by Target since the date of the Target Balance Sheets. Such properties subject to the following: (a) liens shown on the Target Balance Sheets securing specified liabilities or obligations with respect to which no default exists; (b) minor imperfections of title, if any, none of which (individually or in the aggregate) is substantial in amount, materially detracts from the value or impairs the existing use of the property subject thereto, or impairs the operations of the Target; (c) liens for current taxes not yet due and payable; and (d) as disclosed in the Target Disclosure Schedules.

2.12. PLANTS AND EQUIPMENT. Paragraph 2.12 of the Target Disclosure Schedules sets forth the plants, structures and equipment of Target. Target states that to the best of its actual knowledge all plant, equipment and structures are structurally sound with no material defects and are in good operating condition and repair.

2.13. LEASES. Paragraph 2.13 of the Target Disclosure Schedules contains: (a) an accurate and complete list of all leases pursuant to which Target leases real property, including for each lease a brief description of Target's financial obligations under such lease, its expiration date and any renewal terms, and (b) a complete list and description by generic category of all leases pursuant to which Target leases personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect. Except as set forth in the Target Disclosure Schedules, there are no existing defaults by Target or any other party thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement.

2.14. PATENTS, TRADEMARKS AND TRADENAMES. Target owns, or is licensed or otherwise has the full right to use all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as heretofore conducted. No claims have been asserted by any person to the use of any such licenses, patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and there is no valid basis for any such claim; and the use of such licenses, parents, trademarks, trade names, copyrights, technology, know-how or processes by Target does not infringe on the rights of any person.

2.15. TAX RETURNS. Target has duly filed all federal, state, local and foreign tax reports and returns required to he filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local and foreign taxing authorities including, but not limited to, taxes in connection with property or the use thereof, income, franchise, licenses, duties, excess, intangible, assets, sales and payroll; further, the reserves for taxes reflected in the Target Balance Sheets, if any, are adequate, and there are no tax liens upon any property or assets of Target. As of the date of this Agreement Target is not aware of a state of facts which would constitute grounds for the assessment of any tax liability by state, local or foreign tax authorities. All deficiencies and assessments resulting from such examinations have been paid or finally settled. All deficiencies and assessments, if any, resulting from any examination of state, local and foreign tax returns and reports of Target and each Subsidiary, if any, have been paid. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period. There are no pending or threatened administrative, legal or equitable proceedings, or notices thereof, involving, but not limited to, tax audits or claims assessed for taxes or assessments of Target.

2.16. INSURANCE. Paragraph 2.16 of Disclosure Schedules contains all material policies of fire, liability, worker's compensation and other forms of insurance owned or held by Target. All such policies are in full force and effect; are sufficient for compliance with all requirements of law and of all agreements to which Target is a party; are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth in the Target Disclosure Schedules.

2.17. BENEFIT PLAN. Except as disclosed in the Target Disclosure Schedules, Target does not maintain or contribute to, or has not maintained or contributed to any "employee pension benefit plan", as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Target does not maintain welfare, pension or other employee benefit plans outside the United States. Except as set forth in Paragraph 2.17 of the Target Disclosure Schedules, Target does not maintain or contribute to any "employee welfare benefit plan" ("TARGET WELFARE PLANS"), as such term is defined in
Section 3(1) of ERISA, whether insured or otherwise. Except as set forth in the Target Disclosure Schedules, Target does not maintain any bonus, incentive compensation, deferred compensation, interest option or interest purchase or other fringe benefit plan, whether formal or informal.

2.18. CONTRACTS AND COMMITMENTS; NO DEFAULT.

         (A) Except as required by the Agreement or as otherwise set forth in Paragraph 2.18 of the Target Disclosure Schedules:

                  (I) Target has no employment agreement with any manager, employee or agent, nor any agreement that contains any severance or termination pay liabilities or obligations;

                  (II) Target has no employee to whom it is paying aggregate direct remuneration at the annual rate of more than $100,000.00 for services rendered or commissions at a rate which (based on sales by such employee during the last fiscal year,) would exceed $200,000.00;

                  (III) Left blank intentionally

                  (IV) Target is not  restricted  by agreement  from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person;

                  (V) Subject to the  Assumption  of Target's  Assumed  Debt, by
             Acquiring Corporation, Target has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others other than that disclosed;

                  (VI) Target has no outstanding loan or monetary  obligation to any person or entity other than that disclosed;

                  (VII) Target has no  obligation  or  liability  as  guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person except as disclosed herein;

                  (VIII) Target is not subject to any  obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person except at disclosed herein;

                  (IX) Target is not a party to any agreement, contract, commitment or loan to which any of its managers or directors or any affiliate of Target or its officers and directors is a party other than that disclosed;

                  (X) There are no outstanding sales or purchase contracts, commitments or proposals of Target except as disclosed which will result in any loss exceeding $50,000.00 upon completion or performance thereof after allowance for direct distribution expenses, except sales or purchase contracts, commitments or proposals which, in the aggregate, call for fixed and/or contingent payments thereunder and less than $100,000.00 per year:

                  (XI) Target is not a party to any purchase or sale contract or agreement except as disclosed in the Target Disclosure Schedules which continues for a period of more than twelve months (including periods covered by any option to renew by either party);

                  (XII) Target is not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

                  (XIII) Target has not given any irrevocable  power of attorney to any person, firm, corporation or other entity for any purpose whatsoever, except the appointment of agents to accept service of process; and

                  (XIV) Except for agreements, contracts, commitments or restrictions referred to in Subparagraphs 2.18(a)(i)-(xiii) or elsewhere specifically disclosed pursuant to this Agreement, Target has no agreements, contracts, commitments or restrictions which are material to its business, operations or prospects (for the purpose of this subparagraph, any agreement, contract, commitment or restriction may be deemed "immaterial" if it may be canceled on 30 days' notice without premium, penalty or forfeiture and it calls for fixed and/or contingent payments thereunder of less than $500,000.00 per year).

         (B) True and complete copies of all documents (including all amendments thereto) referred to in Paragraph 2.18(a) have either been delivered to Acquiring Corporation or shall be delivered upon written request. All contracts, agreements, commitments or restrictions referred to in Paragraph 2.18(a) are valid and enforceable in accordance with their respective terms; Target is not in default in the performance of any of its obligations thereunder; no event of default has occurred which (whether with or without notice, lapse of time, or both, or the happening or the occurrence of any other event) would constitute a default thereunder and, to the best knowledge of Target, all other parties thereto are not in default thereunder.

2.19. INVENTORY. Except as set forth in Paragraph 2.19 of the Target Disclosure Schedules, all inventory of Target, whether reflected in the Target Balance Sheets or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials and materials below standard quality, all of which have been provided herein, and the present quantities of all inventory of Target are reasonable in the present circumstances of its business.

2.20. ACCOUNTS AND NOTES RECEIVABLE. All accounts receivable of Target, whether reflected in the Target Balance Sheets or otherwise, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Target Balance Sheets (which reserves are adequate and were established in accordance with past practice).

2.21     LEFT INTENTIONALLY BLANK.

2.22. LABOR.

(A) Target has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and are not engaged in any unfair labor practice;

(B) There are no unfair labor practice complaints against Target pending or threatened before the National Labor Relations Board;

(C) There are no labor strikes, disputes, slowdowns or stoppages actually pending or threatened against or directly affecting Target;

(D) Left blank intentionally.

(E) There are no grievance nor any arbitration proceeding arising out of or under a collective bargaining agreement is pending and no claims exist thereunder;

(F) There no collective bargaining agreement is binding on Target;

(G) Target has not experienced any work stoppage or other material labor difficulty;

(H) Target shall also provide lists of its employees. Such lists shall include the following information for each employee: date of commencement of employment, salary; job description, and any other relevant information reasonably requested by Acquiring Corporation.

(I) Target will layoff, terminate or transfer all employees within 24 hours after the Closing Date. Acquiring Corporation, at its sole discretion, may offer employment to such employees as it determines appropriate and necessary to conduct its operations. Acquiring Corporation shall notify Blankenberger Brothers Holdings, LLC, within 7 days of such hired employees becoming eligible for health benefits through their new employment.

2.23. CUSTOMERS AND SUPPLIERS. Paragraph 2.23 of the Target Disclosure Schedules sets forth: (a) a list of the 5 largest customers of Target showing the approximate total sales by Target to each customer during the fiscal quarter ended March 31, 2005; and (b) a list of the 5 largest suppliers of Target in terms of purchases during the fiscal quarter ended March 31, 2005 showing the approximate total purchases by Target from each supplier during the fiscal quarter ended March 31, 2005. Except to the extent set forth in the Target Disclosure Schedules, since March 31, 2005 there has been no adverse change in the business relationship of Target with any customer or supplier named in such Schedules which is material to the consolidated financial condition or operations of Target.

2.24. PERMITS AND LICENSES. Target has obtained all necessary permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights required in the operation and conduct of the business of Target, all of which are now valid and in good standing; further, none of such unduly burdens or restricts Target in the ordinary course of its business; Further, Target has complied with all commitments and obligations under all such items.

2.25. COMPLIANCE WITH LAW. Target is materially in compliance with all laws, regulations and orders applicable to its business. Target has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither the Target nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law. From time to time MSHA issues Target minor citations which are promptly addressed.

2.26. DISCLOSURE. No representations or warranties by Target in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Target Disclosure Schedules attached hereto), certificate, or other writing furnished by Target to Acquiring Corporation pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to Target which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities or businesses of Target which have not been disclosed in this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                              ACQUIRING CORPORATION

          Acquiring Corporation represents and warrants to Target, without reservation, as follows as of the date hereof and Closing:

3.01. CORPORATE ORGANIZATION. Acquiring Corporation is a corporation duly organized, validly existing and in good standing under the laws of Indiana and has all corporate power and authority to carry on its business as now being conducted.

3.02. AUTHORIZATION. Acquiring Corporation has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The board of directors of Acquiring Corporation has taken all action required by law, its articles, bylaws and otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and no other corporate action is necessary. This Agreement is a valid and binding obligation of Acquiring Corporation, enforceable in accordance with its terms, except to the extent that: (i) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, and (ii) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies (such as specific performance, injunctive relief, waiver or other equitable remedies) is subject to the discretion of court.

3.03. NO VIOLATIONS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) violate any provision of the articles or bylaws of Acquiring Corporation, (b) violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, or cause or permit the acceleration of the maturity of any debt, obligation, contract, commitment or other agreement to which Acquiring Corporation is a party, (c) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance or charge of any kind upon any current property or assets of Acquiring Corporation, or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

3.04. CONSENTS AND APPROVALS OF GOVERNMENT AUTHORIZATIONS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Acquiring Corporation and the consummation of the transactions contemplated hereby.

3.05. LITIGATION. There is no legal, administrative, arbitration or other proceeding claim or action of any nature or investigation pending or threatened against or involving Acquiring Corporation, or which questions or challenges the validity of this Agreement, or any action to be taken by Acquiring Corporation pursuant to this Agreement or in connection with the transactions contemplated hereby, and Acquiring Corporation does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. Acquiring Corporation is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

3.06. COMPLIANCE WITH LAW. Acquiring Corporation is in compliance with all laws, regulations and orders applicable to its business. Acquiring Corporation has not received any notification that it is in violation of any law, regulation or order and no such violation exists. Neither the Acquiring Corporation nor any of its employees or agents, to the best of their knowledge, has made any payments to any persons which violate any statute or law.

3.07. DISCLOSURE. No representations or warranties by Acquiring Corporation in this Agreement and no statement contained in any document, certificate, or other writing furnished by Acquiring Corporation to Target pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are, no facts known to Acquiring Corporation which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities or businesses of Acquiring Corporation which have not been disclosed in this Agreement.

3.08. NO SECURITIES VIOLATION. Acquiring Corporation and its parent corporation(s) represent and warrant to Target's Members that nothing contained in this Agreement shall constitute a violation of any securities law. Acquiring Corporation represents and warrants that it has made all required Securities Law disclosures to any and all investors of Acquiring Corporation.

3.09. COLLATERAL. That the security pledged to collateralize the Purchase Note is adequate to secure the $5,000,000 Purchase Note referred to in Paragraph 1.03b above.

3.10. ACTIVE ENGAGEMENT. Acquiring Corporation represents and warrants that Acquiring Corporation shall actively mine, process and sell coal from all coal mines operated by Target at the time of Closing for a period of time no less than 2 years after the Closing of this Agreement as defined in Paragraph 8.1 herein.

                                   ARTICLE IV

                   CONDUCT OF TARGET BUSINESS PENDING CLOSING

         Pending Closing, and except as specified in this Agreement or otherwise consented to or approved by Acquiring Corporation in writing:

4.01. REGULAR COURSE OF BUSINESS. Target shall carry on its business diligently and substantially in the same manner as heretofore conducted, and Target shall not institute any new methods of manufacture, purchase, sale, lease, management, distribution, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business and consistent with past practice.

4.02 AMENDMENTS. No change or amendment shall be made in the articles, bylaws or operating agreements of Target.

4.03. CAPITAL CHANGES. Target will not issue or sell, or issue options, warrants to purchase, conversion privileges or other rights to subscribe to, or enter into any arrangement or contract with respect to, any membership interests or any of its other securities, or make any other changes in its capital structure.

4.04. DIVIDENDS. Target will not declare, pay or set aside for payment any dividend or other distribution in respect of its member interests other than dividends by a Subsidiary to Target, nor shall Target or any Subsidiary, directly or indirectly, redeem, purchase or otherwise acquire any member interests.

4.05. SUBSIDIARIES. Target will not organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity ownership interest in any business.

4.06. ORGANIZATION. Target shall use its best efforts to preserve its corporate existence and business organization intact, to keep available to Target its managers and key employees, and to preserve for Target its relationships with suppliers, dealers, licensor, licensees, franchisees, distributors, customers and others having business relations with it.

4.07. CERTAIN CHANGES. Target will not, except as contemplated in the Target Disclosure Schedules:

         (A) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or indirectly or by way of guarantee or otherwise, any obligation or liability;

         (B) Pay, discharge or satisfy any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Target Balance Sheets or incurred in the ordinary course of business and consistent with past practice since the date of the Target Balance Sheets;

         (C) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for those of a kind permitted under Paragraph 2.11 hereof;

         (D) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable except in the ordinary course of the operation of Target's business;

         (E) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets (real, personal or mixed, tangible or intangible);

         (F) License or dispose of, or permit to lapse any rights to the use of any patent, trademark, trade name, technology, process, copyright or other intangible asset of material value, or dispose of or disclose to any person any trade secret, formula, process or know-how of material value not theretofore a matter of public knowledge;

         (G) Grant any general increase in the compensation of its managers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any manager or employee;

         (H) Except in the ordinary course of the operation of Target's business as it relates to the construction of the wash plant, make any capital expenditure or commitment therefore in excess of $50,000.00 individually or in excess of $75,000.00 in the aggregate for additions to property, plant or equipment;

         (I) Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its managers or directors or any affiliate or associate of any of its managers or directors except for directors' fees and compensation to officers at rates not exceeding the rates of compensation set forth in the Target Disclosure Schedules;

         (J) Enter into any other acquisition or merger transaction; or

         (K) Agree, whether in writing or otherwise, to do any of the foregoing.

4.08. INSURANCE; PROPERTY. All property (real, personal and mixed) whether owned or leased by Target, shall be insured in the manner contemplated by Paragraph
2.16 hereof, and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

4.09. NO DEFAULT; AMENDMENT. Target shall not do any act or omit to do any act, or permit any act or omission to act which shall cause a material breach of any material contract or commitment of Target. Target shall not materially amend any material contract.

4.10. COMPLIANCE WITH LAWS. Target shall duly comply with all laws applicable to it and its properties, operations, businesses and employees.

4.11. TAX RETURNS; CONSENT. Target shall, and shall cause each of its Subsidiaries to, promptly prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed by it.

4.12. NO ACQUISITIONS. Target will not approve or undertake, either as the surviving, disappearing, acquiring or selling corporation, any other merger, consolidation, assets acquisition or disposition or tender offer or other takeover transaction or furnish or cause to be furnished any information concerning its business, properties or assets to any person which is interested in any such transaction, or solicit or encourage any inquiries or proposals for the acquisition of all or any part of the shares, assets or business of Target or any Subsidiary thereof.

                                    ARTICLE V

                     OBLIGATIONS PENDING THE EFFECTIVE DATE

         Target hereby covenants and agrees with Acquiring Corporation, and Acquiring Corporation hereby covenants and agrees with Target, that:

5.01. FULL ACCESS. Target shall afford to Acquiring Corporation, its counsel, accountants and other authorized representatives full access to Target's plants, properties, books and records in order that Acquiring Corporation may have an opportunity to make such investigations as it shall desire to make of the affairs of Target; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Target; and Target will cause its managers and accountants to furnish such additional financial and operating data and other information as Acquiring Corporation shall from time to time reasonably request including access to the working papers of Target's independent certified public accountants. Acquiring Corporation shall be obligated to Target in the same manner and to the same extent that Target is obligated to Acquiring Corporation as set forth in this Paragraph.

5.02. CONFIDENTIALITY. Acquiring Corporation shall, and shall cause its officers and authorized representatives to, hold in confidence, and not disclose to others for any reason whatsoever, all information received by it from Target in connection with the transactions contemplated hereby that Target identifies with reasonable specificity in writing as confidential information ("CONFIDENTIAL INFORMATION"), except to the extent that such Confidential Information was previously known to Acquiring Corporation or otherwise available from third persons without restriction on its further use or disclosure as Confidential Information; provided that nothing herein contained shall be deemed to preclude Acquiring Corporation from (a) asserting that any document or information (whether or not embodied in a document) asserted by Target to be confidential was already available to the public at large.

5.03. APPROVAL OF MEMBERS. Target shall: (a) cause a meeting of its members to be duly called and held as soon as practicable for the purpose of voting on the acquisition; (b) actively recommend approval of the acquisition to its members;
(c) use its reasonable efforts to obtain the necessary approval of its members; and (d) mail notice of members' approval of the acquisition, if it be approved, to all members immediately following such meeting.

5.04. FURTHER ASSURANCES. Each party hereto shall execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

5.05. SUPPLEMENTS TO DISCLOSURE SCHEDULES. From time to time prior to Closing, Target shall promptly supplement or amend the Target Disclosure Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Target Disclosure Schedules or in any representation and warranty of Target which has been rendered inaccurate thereby. Acquiring Corporation shall be obligated to Target in the same manner and to the same extent that Target is obligated to Acquiring Corporation as set forth in this Paragraph as those obligations relate to Acquiring Corporation's representation and warranties.

5.06. PUBLIC ANNOUNCEMENTS. Target and Acquiring Corporation shall consult with each other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation. Except for statements made prior to closing, approval by Target or Acquiring Corporation of such press releases and public statements shall not be unreasonably withheld.

                                   ARTICLE VI

                CONDITIONS TO ACQUIRING CORPORATION'S OBLIGATIONS

         The obligation of Acquiring Corporation to effect the transactions contemplated herein shall be subject to the satisfaction, on or before Closing, of each of the following conditions:

6.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Target contained herein, in the Target Disclosure Schedules, and in all certificates and other documents delivered by Target to Acquiring Corporation pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of Closing as though such representations and warranties were made at and as of such dates, except for changes permitted or contemplated by the terms of this Agreement.

6.02. PERFORMANCE. Target shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

6.03. APPROVAL OF TARGET MEMBERS. The approval of the members of Target referred to in Paragraph 5.03 hereof and all consents from third parties and government agencies required to consummate this Agreement shall have been obtained.

6.04. ADVERSE CHANGES. Except as required by the terms of the Agreement, no material adverse change shall have occurred in the financial condition, working capital, assets, liabilities, reserves, business, operations or prospects of Target and its Subsidiaries taken as a whole, since the date of the Target Balance Sheets.

6.05. NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or entity or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted would otherwise have a material adverse effect on the conduct of Target's business or on its properties.

6.06. OPINION OF TARGET COUNSEL. Target shall have delivered to Acquiring Corporation opinions of corporate counsel to WRC, HML and HWP, dated as of Closing, substantially in the form attached hereto as Appendix E.

6.07. CERTIFICATES. Target shall furnish Acquiring Corporation with such certificates of its managers and others to evidence compliance with the conditions set forth in this Agreement as may be reasonably requested by Acquiring Corporation.

6.08. MANAGERS AUTHORIZATION. All action required to be taken by the managers of Target to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the managers and directors of Target.

6.09. OBJECTIONS. Target hereby grants Acquiring Corporation a reasonable time not to exceed fourteen (14) business days after the date this Agreement is executed to complete its due diligence regarding Target. In the event the Acquiring Corporation develops an objection to a material matter discovered during the 14 business days contemplated by this paragraph, including but not limited to the condition of title; lease agreements; the condition of the Property; the information contained in the financial statements; or any information provided in the Target Disclosure Statements, the Acquiring Corporation shall give Target written notice of Acquiring Corporation's objection within fourteen (14) business days after this Agreement is executed. Such written objection shall specify in reasonable detail the basis for the objection. Target Corporation shall have 14 days after receipt of Acquiring Corporation's written objection to cure any specified material objection. Acquiring Corporation and Target agree to reach a commercially reasonable good faith agreement regarding the cure of any such specified material objection. However, in the event the parties cannot reach a commercially reasonable good faith agreement to cure any material objection, this Agreement shall thereupon automatically terminate. Upon any termination pursuant to this Paragraph 6.09, the escrow agent listed in Paragraph 1.03 above shall transfer from escrow account no. to Acquiring Corporation, one hundred and fifty thousand, $150,000 of the cash earnest money deposit. One hundred thousand dollars, $100,000, of the cash earnest money deposit shall be transferred to Target Members' account no. upon the signing of this Agreement.

                                   ARTICLE VII

                       CONDITIONS TO TARGET'S OBLIGATIONS

         The obligation of Target to effect the transactions contemplated herein shall be subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

7.01. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Acquiring Corporation contained herein, and in all certificates and other documents delivered by Acquiring Corporation to Target pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and as of Closing as though such representations and warranties were made at and as of such dates, except for changes permitted or contemplated by the terms of this Agreement.

7.02. PERFORMANCE. Acquiring Corporation shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

7.03. APPROVAL OF TARGET MEMBERS. The approval of the members of Target referred to in Paragraph 5.03 hereof and the other consents from third parties or government agencies required to consummate this Agreement shall have been obtained.

7.04. CERTIFICATES. Acquiring Corporation shall furnish Target with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Target.

7.05. BOARD OF DIRECTORS' AUTHORIZATION. All action required to be taken by the Board of Directors of Acquiring Corporation to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Acquiring Corporation.

7.06. EXECUTION OF SECURITY AGREEMENTS SCHEDULES. Acquiring Corporation shall furnish to HML's Members such security agreements that HML's Members require to secure the mineral rights of all real property owned by Target at Closing, and of the Columbia Mine in Carbon County, Utah. Such security agreements shall be executed in the form as Appendix F attached hereto.

7.07. TARGET'S DUE DILIGENCE. Acquiring Corporation shall grant Target a reasonable time not to exceed thirty (30) days from the time this Agreement is executed to conduct due diligence into the adequacy of the Columbia Mine as collateral posted to secure the Purchase Note.

7.08. RELEASE OF TARGET'S MEMBER GUARANTEES. Within seven business (7) days of the Closing Target's Members shall have received all necessary releases of Target's Members' and/or stockholders guarantees of any and all Target's debts, notes, pledges of collateral or other evidence of indebtedness paid in accordance with Paragraphs 1.05 and 1.06 Acquiring Corporation shall have also procured all necessary releases of Target Members indemnity agreements for any and all surety agreements.

                                  ARTICLE VIII

                             CLOSING; EFFECTIVE DATE

8.01. CLOSING. Unless this Agreement shall have been terminated and the Acquisition herein contemplated shall have been abandoned pursuant to a provision of Article IX hereof; a closing (the "CLOSING") will be held on July 29, 2005, at the law firm of BryceDowney LLC Chicago, Illinois, (unless the parties hereto otherwise agree), at which time and place the documents referred to in Articles VI and VII hereof shall be exchanged by the parties; provided, however, that if any of the conditions provided for in Article VI or VII shall not have been met or waived by such date, then the party to this Agreement which is unable to meet such condition or conditions, despite the reasonable efforts of such party, shall be entitled to postpone the Closing by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived, but in no event shall the Closing occur later than August 31, 2005, unless further extended by mutual consent of all parties to this Agreement.

8.02. EFFECTIVE DATE. The effective date of the Acquisition (the "EFFECTIVE DATE") shall be upon Closing.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

9.01. METHODS OF TERMINATION. This Agreement may be terminated and the Acquisition abandoned at any time notwithstanding approval thereof by the members of Target, but not later than the Effective Date:

        (A) By mutual written consent of the board of Acquiring Corporation and the managers of Target;

        (B) By the managers of Target on or after sixty (60) days after approval of the Target members is obtained or such later date as may be established pursuant to Paragraph 8.01 hereof; if any of the conditions provided for in Article VII of this Agreement shall not have been met or waived in writing by Target prior to such date;

        (C) By the board of Acquiring Corporation on or after sixty (60) days after approval of the Target members is obtained or such later date as may be established pursuant to Paragraph 8.01 hereof; if any of the conditions provided for in Article VI of this Agreement shall not have been met or waived in writing by Acquiring Corporation prior to such date;

(D) Target's members failure to approve the Acquisition;

(E)     Pursuant to Paragraph 6.09; or

(F) In the event that Target continues to satisfy its obligations in accordance with the terms of Article VI of this Agreement and Acquiring Corporation thereafter terminates this Agreement other than pursuant to Paragraph 6.09, then the earnest money deposited pursuant to Paragraph
        1.03 shall be forfeited, and Acquiring Corporation shall have no recourse to recoup the earnest money.

9.02. PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to Paragraph 9.01 hereof; written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall terminate, and the Acquisition shall be abandoned, without further action. If this Agreement is terminated as provided herein:

         (A) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; to the party furnishing the same; and

         (B) All Confidential Information received by any party hereto with respect to the business of any other party or its subsidiaries shall not at any time be used for the advantage of; or disclosed to third Persons by, such party for any reason whatsoever except as contemplated in Paragraph 5.02 hereof.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.01. WAIVER. Any failure on the part of any party to comply with any of their respective obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed; however, waiver on one occasion does not operate to effectuate a waiver on any other occasion.

10.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested, or by facsimile as follows: Acquiring Corporation at (520) 844-8290 and to Target at (630) 986-1666.

10.03. ENTIRE AGREEMENT. This Agreement (and the documents, notes and other agreements executed in connection and on even date herewith) constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to this Acquisition.

10.04. HEADINGS. The article and paragraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.05. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana.

10.06. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall but constitute one and the same instrument.

10.07. NO ORAL MODIFICATION. This Agreement may be amended solely in writing, and only after the mutual agreement of the parties affected thereby.

10.08. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the effectiveness of the Acquisition.

10.09. SEVERABILITY. The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

10.10. SUCCESSOR AND ASSIGNS. Subject to the restrictions set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and inure to the benefit of the parties, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, who shall hold such interest subject to all the terms and conditions of this Agreement.

11.11. BROKERS. Neither Acquiring Corporation nor Target have engaged or are otherwise liable for any amount due or to become due to any broker or sales agent in regards of the transactions giving rise to and evidenced hereby. In the event that any claim is asserted by any person claiming a commission or finders fee with respect to this Agreement or the transactions contemplated hereby arising from any act, representation or promise of a party or its representatives, such party shall indemnify, save, defend and hold every other party harmless from and against any and all such claims, as well as against all costs and expenses related thereto, including attorneys' fees and costs.

11.12. CONTINUING ASSURANCES. Each party hereto shall take and continue to take before and after Closing such actions (including but not limited to the execution of additional agreements, payment of debt, assumption of liabilities) as required by this Agreement and as the other party or parties, may reasonably require in order to carry out the intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

ACQUIRING CORPORATION:                      HAZLETON MINING, LLC
BRONCO HAZELTON CO.
                                            MEMBERS:


By: /s/ Dan Baker,                          By:  /s/ Donald Blankenberger
         President,                         Blankenberger Brothers Holdings, LLC
                                            Donnie Blankenberger, Member

Attest:  /s/ Dan Baker,                     By: /s/ John Brandt, President
         Secretary                          Hoosier King Coal Company


WHITE RIVER COAL, INC.                      HAZLETON WASH PLANT, LLC

STOCKHOLDERS:                               MEMBERS:
--------------------------------------------

By:  /s/ Patrick Blanenberger               By: /s/ Donald Blankenberger
                                            Blankenberger Brothers Holdings, LLC
By: /s/ Rick J. Blankenberger               Donnie Blankenberger, Member

By: /s/ David M. Blankenberger              By:/s/  John Brandt,
                                            Black Rush Mining, LLC
By: /s/ Donald Blankenberger                John Brandt, President